EMPLOYMENT AGREEMENT
Daniel Kun, Jr.

EMPLOYMENT AGREEMENT

Entered into by and between
name:	Vidatech Technológiai Kutató, Fejlesztő és Szolgáltató Kft.
head office:	H-1095 Budapest, Soroksári út 94-96.
company registration No.:	01-09-87 01 07
tax No.:	13 72 76 26 - 2 - 43
bank account No.:	10 10 41 67 - 57 30 27 00 - 01 00 00 03
represented by:	KUN Dániel
as employer (hereinafter: „Employer”), on the one hand
and
name:	KUN Daniel, Jr.
residential address:	1039 Budapest, Perenyi ut 16/B
mother’s name:	GUBICZA Marta
tax ID No.:	8389920980
social security No.:	031725121
as employee (hereinafter: „Employee”), on the other hand,
(referred to hereinafter as collectively as „Contracting Parties”)
at the place and date stated below, under the following terms and conditions.

§ 1
JOB
1.1. The Employer employs the Employee as Vice President and Secretary.
1.2. The job of the Employee includes particularly the fulfilment of the following tasks:
•	The Vice Presindent and Secretary is responsible for overseeing the day to day operations of the company.
The detailed description of the tasks belonging to the job of the Employee is contained in the Job Description attached to this Agreement. The Job Description forms the inseparable part of this Agreement (Annex No. 1).

§ 2
TERM OF THE AGREEMENT
 2.1. The Contracting Parties conclude the employment for an indefinite period of time.
 2.2. The commencement of the employment is the day of taking on work by the Employee, i.e.:
•	24 October 2007

§ 3
PROBATION PERIOD
The Contracting Parties agree on a probation period of 0 day. During the period of probation both the Employee and the Employer may terminate the employment with immediate effect, without cause.

§ 4
WAGE
 4.1. The gross monthly personal basic wage is HUF 131,000, say One hundred and thirty-one thousand Forints. The basic wage will be paid to the Employee until the 5th day of the month following the subject month, after the deduction of the statutory taxes and contributions.

4.2. In any other issues not regulated in this Clause the provisions set forth in Sections 141 to 153 of the Labour Code shall be governing, on the basis of Section 76 (7) (b) and Section 76/B (1) of Act XXII of 1992 on the Labour Code.

§ 5
PLACE OF THE PERFORMANCE OF WORK
The Employee shall perform the work primarily at the head office of the Employer. The Employee agrees that, according to the characteristics of his job, he shall also perform work at places other than the head office of the Employer.

§ 6
WORKING TIME
The weekly working time is 40 hours.
Section 192 of the Labour Code (1) The scheduling of the working time, as well as the utilisation of the time of rest (paid leave) shall be determined by the manager.
(2) The leader is not entitled to consideration for his work performed in extraordinary working time (overtime) (Sections 147 to 149).

§ 7
ORDINARY PAID LEAVE
The Employee is entitled to annual paid leave according to the Labour Code. In any other issues not regulated in this Clause the provisions set forth in Sections 130 to 136 of the Labour Code shall be governing, according to Section 76 (7) (e) and Section 76/B (1) of the Labour Code.

§ 8
TERMINATION
8.1. The right of termination by extraordinary notice against the manager may be exercised according to the contents of Section 96 (4), but no later than within three years reckoned from the occurrence of the reason serving as basis thereof, in case of committing a criminal act until the statutory limitation of punishability.
8.2. If the employment of the manager is terminated by the Employer in the course of bankruptcy or liquidation proceeding, the rules of the remuneration due in case of termination of the employment shall apply, with the difference that the Employer shall pay in advance no more than the average wage of six months. The remuneration due to the manager above this amount will be payable upon the termination of the bankruptcy or liquidation proceeding, or after the approval of the liquidation closing balance sheet or the simplified closing balance sheet.

§ 9
EXERCISE OF EMPLOYER’S RIGHTS
The employer’s rights shall be exercised by the Board of Directors of the Owner / Power of the Dream Ventures Inc.

§ 10
CONFIDENTIALITY
The Employee shall keep the business secrets becoming known to him during the term of or in connection with the employment without limitation in time. All facts, data, information or solutions related to the economic activity of the Employer shall qualify as business secret, the confidentiality of which is in the economic or other interests to be appreciated of the Employer. The Employee acknowledges that the violation of his aforementioned obligation may serve as basis for his civil law or penal law responsibility, over and above the labour law consequences thereof.

§ 11
COLLECTIVE BARGAINING AGREEMENT
The Employer declares that it is not subject to collective bargaining agreement.

§ 12
APPLICABLE LAW
In the issues not regulated in this Agreement the provisions of the Labour Code, as well as of other Hungarian legal rules in force from time to time shall be governing.

§ 13
INVALID PROVISIONS
If any provision of this Employment Agreement is or becomes invalid, this shall not affect the validity of the other provisions, save for the case, if the Contracting Parties had not entered into the Employment Agreement without such invalid provision. In the event of partial invalidity the statutory provisions relating to employment shall be applicable mutatis mutandis.

§ 14
AMENDMENT TO THE EMPLOYMENT AGREEMENT
The amendment to this Employment Agreement is only valid in writing. Oral agreements are invalid.

§ 15
GENERAL PROVISIONS

15.1. This Employment Agreement was prepared in _ counterparts. The Annexes to the Employment Agreement form the inseparable part of the Agreement.

15.2. This Employment Agreement was prepared in the Hungarian language. Hungarian is the governing language of the Employment Agreement.

Budapest, 24 October 2007

/s/ Viktor Rozsnyay	/s/ Daniel Kun, Jr.
Employer	Employee
Power of the Dream Ventures Inc.
President & CEO

Annex No. 1 to the Employment Agreement

JOB DESCRIPTION

Vice President and Secretary

Job Description

Name:
•	KUN Daniel, Jr.

Job:
•	Vice President and Secretary

The employer’s rights are exercised by:
•	Board of Directors of the Owner / Power of the Dream Ventures

Directly co-ordinated jobs:
•	Chief Technology Officer

Directly subordinated jobs:
•	Technology Manager
•	Technology assistants
•	Chief Accountant
•	Legal Manager

The Vice President and Secretary oversees day to day operations of the company.

He is considered to be a senior officer and the provisions, relating to senior officers, of the Companies Act apply to him. He controls the work of the work organisation in the framework of the division of work.

His scope of activities:
•	Fulfil, cause to fulfil and control the fulfilment of the tasks defined in the legal rules related to the management of the Company, in its internal regulations and instructions.
•	Help develop the most suitable organisation for the fulfilment of the tasks of the Company, help determine the operational order of the organisational units and processes.
•	Take care for the preparation of the annual business plan of the Company.
•	Elaborate the measures relating to the increase of profitability and efficiency, control and evaluate the execution of the measures.
•
Help elaborate in due time the materials necessary for the discussion of the matters belonging to the competence of the general meeting, the Supervisory Board and the Board of Directors of the owner PDV, as well as the materials necessary for adopting resolutions (and present them, if committed therewith by the Board of Directors).

•	Elaborate and issue the measures relating to the fulfilment of the Company’s tasks, control and evaluate the execution of the measures.
•	Create and improve steadily the conditions of efficient performance of work.
•	Elaborate measures relating to the increase and proper management of the assets assigned to his management, control and evaluate the execution of the measures.
•	Help develop the incentive system of the Company.
•	Set objectives and guidelines in the framework of the general business policy defined by the Company.
•	Help represent the Company towards other organisations and before the public.
•	Coordinate the work of the managers subordinated to him.
•	Inform the Company management on the realisation of the objectives of the Company and on the important events, as well as inquire steadily in the work of the units of the Company.
•	Observe and cause to observe the rights of the employees and the legality.
•	Ensure working discipline.
•	Provide safe work conditions protecting the health of employees.

His competence:
•	Decide independently in the issues belonging to the competence of management.
•	Exercise the Employer’s rights towards the employees of the Company.
•	Help decide on the internal organisational changes.
•	Take a position in the matter of submissions and reports to be forwarded to the superior organs.
•	Initiate and institute proceedings against employees committing economical offences or crimes.
•	Help inform the media.
•	Execute and cause to execute the decisions of the management.
•	Provide professionally for the tasks belonging to his responsibilities and competence.
•	Approve the job descriptions.
•	Decide on professional training.
•	Approve the regulations of fire protection, labour safety and environmental protection system of the Company.
•	Help decide on the formation and development of the information and data processing system of the Company.
•	Approve the regulation of the quality policy and quality assurance system of the Company.

His responsibilities:
•	The Vice President is responsible for performing his work according to the legal rules, as best he can.
•
The Vice President shall proceed with the care generally expectable from a person filling such an office; he is liable for the damages caused to the Company by violating his obligations according to the general rules of the civil law (Civil Code) and labour law (Labour Code).

•	The Vice President shall keep his information obtained about the matters of the Company as business secret.

He is responsible furthermore for the following:
•	Execution and causing to execute professionally the decisions of the management.
•	Professional performance of the tasks belonging to his responsibilities and competence.
•	Efficient and economical operations of the Company.
•	Observation of the legal rules and provisions relating to the operations of the Company.
•	Making decisions promoting the development and the economic and efficient operations of the Company.
•	Fulfilment of the programmes elaborated for the sake of the development and profitable operations of the Company.
•	Operation of the Company according to the legal requirements.
•	Realisation of the objectives promoting the profitability of the Company.
•	Causing the quality policy and quality assurance system to be understood by the employees and the enforcement thereof.
•	Protection and increase of the assets of the Company.
•	Execution of the necessary labour safety, fire protection, environmental protection and security tasks.
•	Observation of the rights of the employees and of lawfulness.

He maintains working relations with:
•	the management of the Company
•	the members of the owners,
•	the auditor,
•	authorities, financial institutions, state administration organs,
•	business partners,
•	the leaders of the organisational units controlled by him and the employees subordinated directly to him.

Substitution:
•	in the event of the absence or incapacitation of the Vice President he shall be deputized for in the management of the work organisation by a:
o	co-Managing Director
o	agent commissioned on a case-to-case basis

Legal rules and prescriptions:
•	Companies Act.
•	Tax rules.
•	Financial rules.
•	Accounting rules.
•	Labour rules.
•	Organisational and operational regulations.
•	Prescriptions of the quality assurance system.
•	Other internal regulations and prescriptions.

Requirements of filling the position:
•	certificate of clean criminal record,
•	driving licence category “B”.

Date of entry into force: 24 October 2007

Budapest, 24 October 2007

Acknowledged by:	Approved by:

/s/ Daniel Kun, Jr.	/s/ Viktor Rozsnyay
Vice President & Secretary	Power of the Dream Ventures Inc.
President & CEO

Annex No. 2 to the Employment Agreement

INFORMATION ON THE CONDITIONS LISTED IN SECTION 76 (7) OF THE LABOUR CODE

The employment comes into existence by the employment agreement set out in written form. The parties may agree on any issue in the employment agreement; the condition of the validity of their agreement is that the employment agreement may not be contrary to any legal rule or the collective bargaining agreement, unless it states a condition more favourable for the employee.

In the employment agreement the parties shall agree on the personal basic wage, job and place of work of the employee. Simultaneously with the conclusion of the employment agreement the employer shall inform the employee on the following:

a)	guiding schedule of work,
b)	other elements of the wage,
c)	day of wage payment,
d)	day of taking on work,
e)	method of calculation of the period and delivery of ordinary paid leave, and
f)	the rules of determining the notice period governing for employer and employee, as well as
g)	whether the employer is subject to a collective bargaining agreement.

Remark to § 2:
The employment comes into existence for an indefinite period of time– unless agreed on to the contrary. The period of an employment for a definite term shall be determined by calendar or in another suitable way. If the parties do not determine the period of the employment by calendar, the employer shall inform the employee on the expectable period of the employment.
The employment of definite term shall be transformed into one of indefinite term if the employee continues to work after the expiry of the term at least for one working day with the knowledge of his direct superior.

Remark to § 7:
The rate of the basic paid leave is twenty working days.
1.)	The rate of the ordinary paid leave due to the Employee and the rules of its delivery are contained in Sections 130 to 136 of the Labour Code.
Basic paid leave	20 working days
in the age of 25	+ 1 working day 21 working days
in the age of 28	+ 1 working day 22 working days
in the age of 31	+ 1 working day 23 working days
in the age of 33	+ 1 working day 24 working days
in the age of 35	+ 1 working day 25 working days
in the age of 37	+ 1 working day 26 working days
in the age of 39	+ 1 working day 27 working days
in the age of 41	+ 1 working day 28 working days
in the age of 43	+ 1 working day 29 working days
in the age of 45	+ 1 working day 30 working days
The Employee is entitled to the longer paid leave for the first time in the year, in which he reaches the higher age.

Supplementary leave due to the Employee:
o	supplementary leave due to juveniles: 5 working days before reaching the age of 18 and in the year of completing 18 years of age

o
On the basis of the decision of the parents for the parent undertaking a bigger role in the bringing-up of his/her child or for the parent bringing up his/her child alone, on his/her child(ren) under the age of 16:

▪	for one child: two,
▪	for two children: four,
▪	for more than two children altogether seven working days per year are due, for the last time in the year in which the child(ren) complete(s) its (their) 16th year of age.

The date of delivering the paid leave will be determined by the Employer, after hearing the Employee.

The Employer is obliged to deliver one quarter of the basic paid leave – save for the first three months of the employment – at the date according to the request of the Employee.
The Employee shall announce his relevant claim no later than fifteen days before the commencement of the leave.

The paid leave shall be delivered in the year of its due date, exceptions are the illness of the Employee or a particularly important economic interest.
The leave may be delivered in more than two instalments only at the request of the Employee.

Remarks to § 8:
The employment may be terminated:
a)	with the common consent of Employer and Employee;
b)	by ordinary notice;
c)	by extraordinary notice;
d)	with immediate effect during the probation period.

The agreement or declarations directed to the termination of the employment shall be reduced to writing, no deviation therefrom shall be valid.
The Employer shall reason its notice of termination; the cause of the termination shall clearly transpire from the reasoning. In case of a dispute the Employer shall prove the reality and reasonableness of the cause of termination. The cause of termination may only be a cause related to the capabilities of the Employee, to his conduct related to the employment or to the operation of the Employer.

Notice period

In case of ordinary notice of the Employer or the Employee the extent of the notice period shall be:
o	at least thirty days.

The thirty-day notice period will be extended
o	by five days after three years
o	by fifteen days after five years
o	by twenty years after eight years
o	by twenty-five days after ten years
o	by thirty days after fifteen years
o	by forty days after eighteen years
o	by sixty days after twenty years
spent in employment with the Employer.

The Employer shall exempt the Employee from the performance of work for half of the notice period at the date and  in the instalments according to the request of the Employee. The Employee is entitled to his average earnings for the period of exemption.